SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
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AAON, INC.
(Name of Registrant as Specified in its Charter)

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AAON, INC.

Notice of
Annual Meeting
May 17, 2011,
and
Proxy Statement

AAON, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2011

Notice is hereby given that the Annual Meeting of Stockholders of AAON, Inc., will be held at 2440 South Yukon, Tulsa, Oklahoma, on Tuesday, May 17, 2011, at 10:00 A.M. (Local Time), for the following purposes:

1.	To elect two Class II Directors, for terms ending in 2014;

2.	To approve (on an advisory basis) the compensation of our named executive officers;

3.	To approve (on an advisory basis) whether an advisory vote on named executive officer compensation should occur once every one, two or three years; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2011.

This year we have elected to take advantage of the Securities and Exchange Commission’s recent rules that allow us to furnish our proxy materials to our shareholders over the Internet.  We believe electronic delivery will expedite the receipt of materials and, by printing and mailing a smaller volume, will reduce the environmental impact of our annual meeting materials and help lower our costs.  Beginning on March 30, 2011, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) was mailed to our shareholders.  This Notice contains instructions on how to access the Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders online.  You will not receive a printed copy of these materials, unless you specifically request one.  The Notice of Internet Availability contains instructions on how to receive a paper copy of the proxy materials

It is important that your shares be represented and voted at the meeting. You may vote your shares by voting in person at the meeting, by internet, by telephone or by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials.

Our Proxy Statement, including our Annual Report on Form 10-K, is available at
 https://materials.proxyvote.com/000360.

By Order of the Board of Directors

John B. Johnson, Jr.
Secretary

March 30, 2011

AAON, INC.
2425 South Yukon
Tulsa, Oklahoma 74107

PROXY STATEMENT

This statement is furnished in connection with the solicitation by the Board of Directors of AAON, Inc., for proxies to be used at our Annual Meeting of Stockholders to be held on May 17, 2011, at the time and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.  Unless the context otherwise requires, references herein to “AAON”, “we”, “us”, “our” or “ours” refers to AAON, Inc.

Pursuant to provisions of our Bylaws and action of our Board of Directors, the close of business on March 21, 2011, has been established as the time and record date for determining the stockholders entitled to notice of and to vote at this annual meeting.  The stock transfer books will not be closed.

The Directors nominated for election will be approved if, assuming a quorum is present either in person or by proxy, a majority of the shareholders voting, vote in favor of each Director.

Stockholders of record on the record date are entitled to cast their votes at the Annual Meeting in person or by properly executed proxy.  The presence, in person or by proxies, of thirty-three and one-third percent (33-1/3%) of the Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.  If a quorum is not present at the time the Annual Meeting is convened, we may adjourn or postpone the meeting.

You may vote in several different ways:

In person at the Annual Meeting

You may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proxy properly designating that person. If you are the beneficial owner of shares held in “street name,” you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the meeting.

By telephone

You may vote by calling the toll-free telephone number indicated on the voting instructions you will receive. Easy-to-follow voice prompts allow you to vote your shares and confirm that your voting instructions have been properly recorded.

By internet

You may vote by going to the internet web site indicated on the voting instructions you will receive. Confirmation that your voting instructions have been properly recorded will be provided.

By mail

You may vote by completing, signing, dating and returning a proxy card which will be mailed to you if you request delivery of a full set of proxy materials. A postage-paid envelope will be provided along with the proxy card.

Telephone and internet voting for shareholders of record will be available until 11:59 p.m. Central time on May 16, 2011.  A mailed proxy card must be received by May 16, 2011, in order to be voted at the Annual Meeting.  The availability of telephone and internet voting for beneficial owners of other shares held in “street name” will depend on your broker, bank or other holder of record and we recommend that you follow the voting instructions on the Notice of Internet Availability that you receive from them.

If you are mailed a set of proxy materials and a proxy card or voting instruction card and you choose to vote by telephone or by internet, you do not have to return your proxy card or voting instruction card. However, even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the meeting.

Abstentions and broker non-votes are counted as shares present in determining whether the quorum requirement is satisfied.  Abstentions are also counted in the total number of votes cast with respect to a proposal and thus have the same effect as a vote against the matter.  Broker non-votes are not counted as votes cast in the tabulation of votes on any matter brought before the Annual Meeting.

Proxies received in advance of the meeting may be revoked at any time prior to the voting thereof, either by giving notice to the Secretary of AAON or by personal attendance at the meeting.

We have adopted a procedure approved by the SEC called “householding” pursuant to which shareholders of record who have the same address and last name and who request a written copy of our annual report and proxy statement will receive only one copy of such materials unless one or more of these shareholders notify us that they wish to receive individual copies.  Shareholders who participate in householding will continue to receive separate proxy cards.

Shareholders currently receiving multiple copies of our annual report and proxy statement at their household can request householding by contacting our transfer agent at 1-801-277-1400 or writing to Progressive Transfer Company, 1981 East Murray-Holladay Road, Suite 200, Salt Lake City, Utah 84117.  Shareholders now participating in householding who wish to receive a separate document in the future may do so in the same manner.  Those owning shares through a bank, broker or other nominee may request householding by contacting the nominee.

This Proxy Statement, the Notice of Annual Meeting and accompanying proxy card, as well as our 2010 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2010), can also be found at our website (www.aaon.com).  Copies of exhibits omitted from the enclosed Annual Report on Form 10-K are available without charge upon written request to Kathy I. Sheffield, 2440 S. Yukon, Tulsa, Oklahoma 74107, or may also be obtained at the Securities and Exchange Commission’s website at www.sec.gov.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of March 21, 2011 (the record date), we had issued a total of 16,491,363 shares of $.004 par value Common Stock, our only class of stock outstanding.  Each share is entitled to one vote on all matters submitted to a vote by stockholders.

The following table sets forth as of March 21, 2011, the aggregate number of our shares of Common Stock owned by each person known by us to be the beneficial owner of more than 5% of our Common Stock:

Name and address of beneficial owner	Number of shares owned	Percent of class

Norman H. Asbjornson 2425 South Yukon Tulsa, Oklahoma 74107	3,417,918 (1)	20.72

FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	1,465,521 (2)	8.89

Royce & Associates, LLC 745 Fifth Avenue New York, New York 10151	1,797,291 (3)	10.90

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,010,941 (4)	6.13

(1)
Includes 9,000 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting, 1,050 shares of restricted stock that will vest within 60 days of the annual meeting, 1,561 shares under AAON’s 401(k) plan and 149,150 shares owned by his foundation.  Mr. Asbjornson has sole voting and investment powers with respect to all shares beneficially owned by him.

(2)
This share ownership information was provided in a Schedule 13G filed February 14, 2011, which discloses that FMR LLC possesses the sole power to dispose or direct the disposition of the reported shares.

(3)
This share ownership information was provided in a Schedule 13G filed January 11, 2011, which discloses that Royce & Associates, LLC possesses the sole voting power and sole dispositive power of the reported shares.

(4)
This share ownership information was provided in a Schedule 13G filed February 3, 2011, which discloses that BlackRock, Inc. possesses the sole voting power and sole dispositive power of the reported shares.

The following table sets forth as of March 21, 2011, the aggregate number of shares of our Common Stock owned of record or beneficially by each current director, nominee for director, each person named in the Summary Compensation Table (herein, “named executive officers”) and all directors, nominees for director and named executive officers as a group:

Name of Beneficial Owner	Number of Shares Owned (1)	Percent of Class

Norman H. Asbjornson	3,417,918 (2)	20.72

John B. Johnson, Jr.	22,150 (3)	*

Jack E. Short	4,050 (4)	*

Paul K. Lackey, Jr.	10,650 (5)	*

A. H. McElroy II	10,650 (5)	*

Jerry R. Levine	71,717 (6)	*

Joseph E. Cappy	7,850 (7)	*

Robert G. Fergus	13,558 (8)	*

Kathy I. Sheffield	53,079 (9)	*

David E. Knebel	56,672 (10)	*

Scott M. Asbjornson	430,936 (11)	2.61

Directors, nominees and named executive officers as a group (11 persons)	4,099,230 (12)	24.85
_________________

(1)	All shares are held beneficially and of record and the owner has sole voting and investment power with respect thereto, except as otherwise noted.
(2)	Includes 9,000 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting, 1,050 shares of restricted stock that will vest within 60 days of the annual meeting, 1,561 shares under AAON’s 401(k) plan and 149,150 shares owned by his foundation.
(3)	Includes 9,000 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting and 1,050 shares of restricted stock that will vest within 60 days of the annual meeting.
(4)	Includes 3,000 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting and 1,050 shares of restricted stock that will vest within 60 days of the annual meeting.
(5)	Includes 1,050 shares of restricted stock which will vest within 60 days of the annual meeting.
(6)	Includes 1,500 shares held by Mr. Levine’s IRA account, 750 shares held jointly by Mr. Levine and his wife, 5,400 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the annual meeting and 3,550 shares of restricted stock which will vest within 60 days of the annual meeting.
(7)	Includes 2,850 shares of restricted stock that will vest within 60 days of the annual meeting.
(8)	Includes 820 shares under AAON’s 401(k) plan, and 300 shares of restricted stock that will vest within 60 days of the annual meeting.
(9)	Includes 43,300 shares issuable upon exercise of stock options exercisable currently or within 60 days of the annual meeting, 8,878 shares under AAON’s 401(k) plan and 300 shares of restricted stock that will vest within 60 days of the annual meeting.
(10)	Includes 52,300 shares issuable upon exercise of stock options exercisable currently or within 60 days of the annual meeting, 3,471 shares under AAON’s 401(k) plan and 300 shares of restricted stock that will vest within 60 days of the annual meeting.
(11)	Includes 23,800 shares issuable upon exercise of stock options exercisable currently or within 60 days of the annual meeting, 88 shares under AAON’s 401(k) plan and 300 shares of restricted stock that will vest within 60 days of the annual meeting.
(12)	Includes 145,800 shares issuable upon the exercise of stock options that are exercisable currently or within 60 days of the annual meeting and 12,850 shares of restricted stock that will vest within 60 days of the annual meeting by all directors and named executive officers.
*	Less than 1%.

PROPOSAL 1:
ELECTION OF DIRECTORS

General

Our Board of Directors is comprised of seven members.  Our Bylaws (the "Bylaws") divide the Board of Directors into three classes having staggered terms of three years each, with Classes I, II and III having terms expiring at the Annual Meeting of Stockholders in 2013, 2011 and 2012, respectively.  The Bylaws provide that a stockholder may nominate a director for election at an annual meeting if written notice is given to us not less than 60 and not more than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

The names of Jack E. Short and Jerry R. Levine, the current members of the Class II Directors, whose terms expire at the annual meeting, have been placed in nomination for re-election to the Board, and the persons named in the proxy will vote for their election.  Each of Mr. Short and Mr. Levine has consented to being named in this Proxy Statement and to serve if elected.

If any nominee becomes unavailable for any reason, the shares represented by the proxies will be voted for such other person, if any, as may be designated by the Board of Directors. However, management has no reason to believe that any nominee will be unavailable.

The Board of Directors recommends a vote FOR the election of these nominees as Directors.

Nominees:

Class II – Terms Expire in 2014

Name	Age	Current Position
Jack E. Short	70	Director
Jerry R. Levine	72	Director

Directors Continuing in Office:

Class III -- For Term to Expire in 2012

Name	Age	Current Position
Norman H. Asbjornson	75	President and Director
John B. Johnson, Jr.	77	Secretary and Director
Joseph E. Cappy	76	Director

Class I – Terms Expire in 2013

Name	Age	Current Position
Paul K. Lackey, Jr.	67	Director
A. H. McElroy II	48	Director

Biographical Information

Set forth below is a description of the background of each of our current directors (including directors nominated for re-election) and executive officers.  The term of office of each officer ends on the date of the Annual Meeting, subject to extension upon re-election.

Norman H. Asbjornson has served as President and a director of AAON since 1989 and currently serves in the class of directors whose terms will expire at the 2012 annual meeting of stockholders.  Mr. Asbjornson also serves as the President of AAON, Inc., an Oklahoma corporation ("AAON-Oklahoma") and AAON Coil Products, Inc. ("ACP"), both our wholly-owned subsidiaries.

Mr. Asbjornson is the original founder of the Company, and his intimate knowledge of the HVAC industry, both from a technical and a business perspective, brings to the Board a unique insight into the Company’s operations in particular, as well as the environment in which the Company operates.

John B. Johnson, Jr., has served as Secretary and a director of AAON since 1989, and currently serves in the class of directors whose terms will expire at the 2012 annual meeting of stockholders.  Mr. Johnson also serves as the Secretary of AAON-Oklahoma and ACP.  Mr. Johnson has been engaged in the private practice of law in Tulsa, Oklahoma, since 1961, and is a member of the firm of Johnson & Jones, which serves as our General Counsel.

Mr. Johnson has served as our legal counsel since our inception.  Mr. Johnson’s corporate and securities legal expertise, together with his historical knowledge of our operations, enable him to provide valuable legal and business advice to the Board in its various deliberations.

Jack E. Short has served as a director of AAON since 2004, and currently serves in the class of directors whose terms will expire at the 2011 annual meeting of stockholders.  He is Chairman of our Audit Committee.  Mr. Short was employed by PricewaterhouseCoopers (formerly Coopers & Lybrand) for 29 years and retired as the managing partner of the Oklahoma practice (Tulsa and Oklahoma City) of the firm in June 2001.  Mr. Short previously served on the Board of Directors of a public company which is engaged in the non-toxic waste collection business.

Mr. Short’s extensive background in public accounting provides the Board with an individual well-versed in accounting and financial matters, and his experience on another public company board offers additional insight to the Board in both financial and risk assessment matters.

Paul K. Lackey, Jr., was elected as a director of AAON in 2007, and currently serves in the class of directors whose terms will expire at the 2013 annual meeting of stockholders.  Between April 2002 and October 2005 Mr. Lackey served as CEO and President of The NORDAM Group, a privately held company in Tulsa, Oklahoma involved in the aerospace industry.  Between October 2005 and December 2008 Mr. Lackey served as the Chairman and CEO of The NORDAM Group.  Since January 2009 Mr. Lackey has served as the Executive Chairman of the Board of The NORDAM Group.  Mr. Lackey also serves on the board of directors of Matrix Service Company, a public company involved in the construction and energy services industry.

Mr. Lackey’s experience in serving as the CEO of a manufacturing company provides not only additional knowledge and insight in production and manufacturing processes in general, but also brings to the Board an individual who can provide guidance on management and operational systems in a manufacturing environment such as ours.  Mr. Lackey’s service on the board of another public company also provides him with the ability to compare and assess the differences in board operations and functions, which provide guidance on strengthening the practices of our Board.

A. H. McElroy II was elected as a director of AAON in 2007, and currently serves in the class of directors whose terms will expire at the 2013 annual meeting of stockholders.  Since 1997 Mr. McElroy has served as President and CEO of McElroy Manufacturing, Inc., a privately held manufacturing concern based in Tulsa, Oklahoma.

Mr. McElroy’s extensive experience in managing a privately held manufacturing company brings to the Board substantial knowledge of operational and budgetary efficiencies, as well as technology-related applications which may benefit general manufacturing processes.

Jerry R. Levine was elected as a director of AAON in 2008, and currently serves in the class of directors whose terms will expire at the 2011 annual meeting.   For the last 40 years, Mr. Levine has been a securities analyst.  From 1980 to 1991 Mr. Levine served as a member of the “Emerging Growth Group” of Merrill Lynch Capital Markets, specializing in small and mid-sized companies.  In 1999 Mr. Levine formed JRL Advisors, which firm provides investor relations services.  Mr. Levine, through JRL Advisors, has provided investor and shareholder relations services and advice to the Company since JRL Advisors’ formation.

Mr. Levine’s extensive experience in the securities and financial fields provides to the Board insight on capital markets in general, as well as industry sensitive markets that may affect us specifically.  Mr. Levine’s background also allows him to provide the Board guidance on the potential market impact that any significant Board or Company decision may have on our market value.

Joseph E. Cappy was appointed by the Board of Directors to complete the remaining term of Charles C. Stephenson, Jr., at the 2010 annual meeting of the Board immediately following the Annual Meeting of the Stockholders.  Mr. Cappy serves in the class of directors whose terms expire at the 2012 annual meeting.  From 1997 until 2003 Mr. Cappy served as the CEO and director of DollarThrifty Automotive Group, the stock of which was listed on the New York Stock Exchange.  For the ten years prior to that, Mr. Cappy served as a Vice President of Chrysler Corporation.  Since his retirement from DollarThrifty Automotive Group in 2003, Mr. Cappy has served as Chairman and CEO of Capco, Inc., a family-owned enterprise with various investments in the United States.

Mr. Cappy’s experience of over twenty years in key management positions in public companies brings to the Board valuable knowledge of the complexities of managing public companies in particular, and the financial and capital related issues they face, as well as the impact of the decision-making processes on overall shareholder value.

Robert G. Fergus, age 70, has served as Vice President of AAON since 1989.  Mr. Fergus also serves as Vice President of AAON-Oklahoma.

Kathy I. Sheffield, age 58, became Treasurer of AAON in 1999 and Vice President in 2002.  She also serves as Vice President and Treasurer of AAON-Oklahoma and as Treasurer of ACP.  Ms. Sheffield was our Accounting Supervisor from 1989 to 1992, when she became Accounting Manager.

David E. Knebel, age 65, joined AAON in May 2001 as Manager of Technology and Training, before becoming Director of Sales and Technology in December 2002 and Vice President, Sales and Technology in August 2005.  He is responsible for management of AAON’s sales force, parts and service departments, and software development in support of product application and selection.  From January 2000 to May 2001, Mr. Knebel was Sales Manager for Climatec – New Mexico, where he managed product application and sales for CES Group products, AAON and additional product lines.

BOARD AND COMMITTEE MATTERS

Leadership Structure of the Board

The business of AAON is managed under the direction of our Board of Directors (“Board”).  In accordance with our Bylaws, we do not have a “Chairman of the Board”; rather, the President, who is also the chief executive officer, presides as "Chairman" at all meetings of the Board and shareholders.

Mr. Asbjornson is one of the founders of the Company, and is the largest stockholder of the Company.  Accordingly, the Board believes that Mr. Asbjornson is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  We do not require the person filling the function of “Chairman of the Board” to be an independent director.

The Board has determined that our current Board structure, having the chief executive officer also serve as the presiding officer at all Board and shareholder meetings, is currently the most appropriate leadership structure for the Company and its shareholders.  This fosters clear accountability, effective decision-making, alignment with corporate strategy, direct oversight of management, full engagement of the independent directors and continuity of leadership.  As the officer ultimately responsible for the day-to-day operation of the Company and for execution of its strategy, the Board believes that the President is the director best qualified to act in the capacity as “Chairman” of the Board and to lead Board discussions regarding the performance of the Company.

The Board’s Role in Risk Oversight

The Board has ultimate responsibility for oversight of our risk management processes. The Board discharges this oversight responsibility through regular reports received from and discussions with senior management on areas of material risk exposure to the Company.  These reports and Board discussions include, among other things, operational, financial, legal and regulatory, and strategic risks.  Additionally, our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives.  The full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) engages with the appropriate members of senior management to enable its members to understand and provide input to and oversight of our risk identification, risk management and risk mitigation strategies.  In addition, each of our Board committees considers the risks within its areas of responsibility.  For example, the Audit Committee reviews risks related to financial reporting; discusses material violations, if any, of Company ethics and compliance policies brought to its attention; considers the Company’s annual audit risk assessment which identifies internal control risks and drives the internal and external audit plan for the ensuing year; and considers the impact of risk on our financial position and the adequacy of our risk-related internal controls. The Compensation Committee reviews compensation and human resource risks.  This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility. The Board or applicable committee also has authority to engage external advisors as necessary.

The Board of Directors met four times during 2010, and each director participated in every meeting, with the exception that Charles C. Stephenson, Jr. (a former Board member who did not stand for re-election at our 2010 Annual Meeting) was unable to attend one Board meeting during the period in 2010 when he served as a Director.

Actions taken by the Board of Directors outside of Board meetings were consented to in writing by a memorandum of action in lieu of a meeting, to which all incumbent directors subscribed.  Directors meet their responsibilities not only by attending Board and committee meetings but also through communication with members of management on matters affecting us.

A description of the fees paid to the directors and members of the Audit Committee, Compensation Committee and Governance Committee can be found under “Executive Compensation – Director Compensation”, herein.

Shareholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Board of Directors of AAON, Inc., c/o Corporate Secretary, 2425 South Yukon, Tulsa, Oklahoma 74107.  The Corporate Secretary has the authority to disregard any inappropriate communications.  If deemed an appropriate communication, the Corporate Secretary will submit the correspondence to the Board or to any specific director to whom the correspondence is directed.

We encourage our directors to attend AAON’s annual meetings of stockholders and all current Board members attended the 2010 annual meeting.

Committee Structure

Currently, the Board has established an Audit Committee, a Compensation Committee and a Governance Committee to assist the Board in carrying out its functions.  A brief description of each committee is set forth below.

The Audit Committee is currently comprised of Mr. Short, Mr. Lackey and Mr. Levine.  Mr. Short is Chairman of the Audit Committee and has been designated as its "financial expert" as defined by SEC rules.  The Audit Committee met four times last year, and each director serving on the Audit Committee participated in every meeting, with the exception that Mr. Levine was unable to attend one Audit Committee meeting.

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.  Among other things, the Committee is responsible for: selecting and retaining our independent public accountants; preapproving the engagement of the independent accountants for all audit-related services and permissible, non-audit related services; reviewing in advance the scope and focus of the annual audit; and reviewing and discussing with management and the auditors our financial reports, the audited financial statements, the auditor's report, the management letter and the quality and adequacy of our internal controls.  All of the members of the Board who have served on the Audit Committee during 2010 have been determined by the Board to be “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.  The Audit Committee is governed by a written charter, a copy of which is available on our website, at www.aaon.com.  The “Audit Committee Report” for year 2010 is set forth below.

In 2010 the Compensation Committee was comprised of Mr. McElroy, Mr. Levine and, following his appointment to the Board in May 2010, Mr. Cappy.  Mr. McElroy served as Chairman for 2010.  The Compensation Committee met three times last year, and each director serving on the Compensation Committee participated in every meeting during the time of their appointment.  All members of the Board who served on the Compensation Committee in 2010 have been determined by the Board to be “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.  The responsibilities of the Compensation Committee are set out more fully under “Executive Compensation” below.  The Compensation Committee is governed by a written charter, a copy of which is also available on our website, at www.aaon.com.

At the Board meeting held in March 2010, the Board authorized the formation of a Governance Committee to be chaired by Mr. Lackey, with Mr. McElroy and Mr. Cappy to serve as the other members of the committee.  At the Board’s August 2010 meeting, a charter for the Governance Committee was proposed and adopted.  A copy of this charter can be found on our website at www.aaon.com.  The Governance Committee met three times in 2010, and each member of the committee attended all meetings.  All members of the Board who served on the Governance Committee in 2010 have been determined by the Board to be “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Among the duties of the Governance Committee is to propose to the Board a slate of nominees for election by the shareholders at the Annual Meeting, and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in the Board composition requirements.  The Committee is also charged with reviewing with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition.

Our Bylaws also provide that a stockholder may nominate a director for election at an annual meeting if written notice is given to us not less than 60 and not more than 90 days in advance of the anniversary date of the immediately preceding annual meeting.

If and when new vacancies occur in the future, the Board will consider director nominees recommended by shareholders, in accordance with our Bylaws.  The Board does not have a formal policy regarding the consideration of, procedures to be followed by, minimum qualifications of or process for identifying or evaluating nominees recommended by shareholders.

Among the criteria developed by the Governance Committee for qualification for director nominees as well as director retention, a candidate must have demonstrated accomplishment in his or her chosen field, character and personal integrity, and the ability to devote sufficient time to carry out the duties of a director. The Governance Committee considers whether the candidate is independent under the standards described below under “Director Independence.” In addition, the Governance Committee considers all information relevant in their business judgment to the decision of whether to nominate a particular candidate, taking into account the then-current composition of the Board and assessment of the Board’s collective requirements.  These factors may include a candidate’s age, professional and educational background; reputation, industry knowledge and business experience and relevance to the Company and the Board (including the candidate’s understanding of markets, technologies, financial matters and international operations); whether the candidate will complement or contribute to the mix of talents, skills and other characteristics that are needed to maintain the Board’s effectiveness; and the candidate’s ability to fulfill responsibilities as a director and as a member of one or more of our standing Board committees.  Although the Board does not have a formal diversity policy for Board membership, the Governance Committee considers whether a director nominee contributes or will contribute to the Board in a way that can enhance the perspective and experience of the Board as a whole through diversity in gender, ethnicity, geography and professional experience.

Nomination of a candidate is not based solely on these factors noted above.  When current Board members are considered for nomination for re-election, the Governance Committee also takes into consideration their prior Board contributions, performance and meeting attendance records.  The Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for Board membership.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a complete mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  The effectiveness of the Board’s skills, expertise and background is also considered as part of each Board annual self-assessment.

Audit Committee Report

March 8, 2011

To the Board of Directors of AAON, Inc.

The Audit Committee oversees AAON's financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  We have reviewed and discussed with management and with the independent auditors the Company’s audited financial statements as of and for the year ended December 31, 2010.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Audit Committee of the Board of Directors

Jack E. Short, Chairman
Paul K. Lackey, Jr.
Jerry R. Levine

Code of Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions, as well as our other employees and directors.  Our code of ethics can be found on our website at www.aaon.com.  We will also provide any person without charge, upon request, a copy of such code of ethics.  Requests may be directed to AAON, 2425 South Yukon Avenue, Tulsa, Oklahoma 74107, attention Kathy I. Sheffield, or by calling (918) 382-6204.

Transactions with Related Persons

In 2010, we did not enter into any new related party transactions and we do not have any preexisting related party transactions.

Our Code of Conduct guides the Board of Directors in its actions and deliberations with respect to related party transactions.  Under the Code, conflicts of interest, including any involving the directors or any Named Officers, are prohibited except under any guidelines approved by the Board of Directors.  Only the Board of Directors may waive a provision of the Code of Conduct for a director or a Named Officer, and only then in compliance with all applicable laws and rules and regulations.

Director Independence

The Board has adopted director independence standards that meet and/or exceed listing standards set by NASDAQ.  NASDAQ has set forth six applicable tests and requires that a director who fails any of the tests be deemed not independent.  In 2010 the Board affirmatively determined that Messrs Short, Lackey, McElroy, Levine and Cappy are independent.  Mr. Asbjornson does not qualify as independent under the standards set forth below. The Board has determined that Mr. Johnson should not be deemed independent, because he is a member of the law firm that serves as General Counsel to the Company.

Our director independence standards are as follows:

It is the policy of the Board of Directors that a majority of the members of the Board consist of directors independent of AAON and our management.  For a director to be deemed “independent,” the Board shall affirmatively determine that the director has no material relationship with AAON or its affiliates or any member of the senior management of AAON or his or her affiliates.  In making this determination, the Board applies, at a minimum and in addition to any other standards for independence established under applicable statutes and regulations as outlined by the NASDAQ listing standards, the following standards, which it may amend or supplement from time to time:

▪
A director who is, or has been within the last three years, one of our employees, or whose immediate family member is, or has been within the last three years a Named Officer, cannot be deemed independent. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following that employment.

▪
A director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and benefits under a tax-qualified retirement plan, or non-discretionary compensation for prior service (provided such compensation is not contingent in any way on continued service), cannot be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee will not be considered in determining independence under this test.

▪
A director who (A) is, or whose immediate family member is, a current partner of a firm that is our external auditor; (B) is a current employee of such a firm; or (C) was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our audit within that time cannot be deemed independent.

▪
A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present Named Officers at the time serves or served on that company’s compensation committee cannot be deemed independent.

▪
A director who is a current employee or general partner, or whose immediate family member is a current executive officer or general partner, of an entity that has made payments to, or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $200,000 or 5% of such other entity’s consolidated gross revenues, other than payments arising solely from investments in AAON’s securities or payments under non-discretionary charitable contribution matching programs, cannot be deemed independent.

For purposes of the independence standards set forth above, the terms:

▪	“affiliate” means any consolidated subsidiary of AAON and any other company or entity that controls, is controlled by or is under common control with AAON;

▪	“executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended; and

▪
“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, death or incapacitation.

The Board undertakes an annual review of the independence of all non-employee directors. In advance of the meeting at which this review occurs, each non-employee director is asked to provide the Board with full information regarding the director’s business and other relationships with us and our affiliates and with senior management and their affiliates to enable the Board to evaluate the director’s independence.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, AAON and our affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to any other approval requirements by us.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discusses the material elements of compensation awarded to, earned by or paid to our principal executive and principal financial officers, and our other three most highly compensated executive officers.  These individuals are referred to as the “Named Officers” in this proxy statement.

Our executive compensation programs are determined and approved by our Compensation Committee, after consideration of recommendations by the principal executive officer, as to the other Named Officers. None of the Named Officers are members of the Compensation Committee.  The Compensation Committee has the direct responsibility and authority to review and approve our goals and objectives relative to the compensation of the Named Officers, and to determine and approve (either as a committee or with the other members of our Board of Directors who qualify as “independent” directors under applicable guidelines adopted by NASDAQ) the compensation levels of the Named Officers.

Our historical executive compensation programs have intended to achieve two objectives.  The primary objective is to enhance our profitability, and thus shareholder value. The second objective is to attract, motivate, reward and retain employees, including executive personnel, who contribute to our long-term success.  As described in more detail below, the material elements of our historical executive compensation program for Named Officers include a base salary, discretionary annual bonuses, perquisites, our contributions to AAON’s 401(k) plan, “profit sharing” payments (made to all employees), discretionary stock options and restricted stock awards.

We believe that each element of the executive compensation program helps to achieve one or both of the compensation objectives outlined above.  The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Attempted to be Achieved

Base salary	Attract and retain qualified executives Motivate and reward executives’ performance
Bonus compensation	Motivate and compensate executives’ performance Stay competitive in the marketplace
Profit sharing	Motivate executives and all employees equally
Perquisites and personal benefits	Attract and retain qualified executives
Equity-based compensation – stock options and restricted stock awards	Enhance profitability of AAON and shareholder value by aligning long-term incentives with shareholders’ long-term interests
Retirement benefits – 401(k) and health savings account	Attract and retain qualified executives Enhance profitability of AAON and shareholder value by aligning long-term incentives with shareholders’ long-term interests

As illustrated by the table above, base salary, perquisites and retirement benefits are all primarily intended to attract and retain qualified executives.  These are the elements of our historic executive compensation program where the value of the benefit in any given year is not wholly dependent on performance. Base salaries are intended to attract and retain qualified executives as well as being linked to performance by rewarding and/or motivating executives.  Base salaries are reviewed annually and take into account: experience and retention considerations; past performance; improvement in historical performance; anticipated future potential performance; and other issues specific to the individual executive.  As discussed below, effective March 1, 2011, base salaries will also take into account comparable salaries of similarly situated officers of industry peers, as well as the individual responsibilities of our Named Officers.  In an effort to attract and retain qualified executives, we emphasize the need to provide executives with predictable benefit amounts that reward the executive’s continued service.  Some of the elements are generally paid out on a short-term or current basis, e.g., base salary and perquisites, while retirement benefits are generally paid out on a long-term basis.

There are specific elements of the historic executive compensation program that are designed to reward performance and enhance profitability and shareholder value, and, therefore, the value of these benefits is based on performance.  Our discretionary annual bonus plan is primarily intended to motivate and reward Named Officers’ performance to achieve specific strategies and operating objectives, as well as improved financial performance.  Other elements that satisfy the primary objective of executive compensation to enhance profitability and shareholder value are through a mix of short-term or current basis and long-term basis.  Profit sharing, which is divided equally among all employees, provides a short-term cash reward for quarterly profits, while the Long-Term Incentive Plan (“LTIP”) and 401(k) savings and investment plan align performance to profitability and shareholder value over a longer term.  This proper mix of short-term and longer-term elements allows us to achieve dual goals of attracting and retaining executives, while motivating and rewarding executives to enhance profitability and shareholder value.

The Compensation Committee’s philosophy is that we should continue to use long-term compensation to align shareholder and executives’ interests and should allocate a portion of long-term compensation to the entire executive compensation package.

Historically, no executive compensation has been tied to meeting any specific “goal” or “objective”, or achieving any specific performance, revenue enhancement or cost-savings criteria.  Therefore, historically, we believe there has been little or no risk resulting from compensation elements having a material adverse effect on the Company or its operations by reason of incentivizing any executive employee to take actions to enhance individual compensation to the detriment or risk of the Company.  As discussed below, effective in 2011, at the recommendation of the Compensation Committee, the historical discretionary bonus structure for our Named Officers will be replaced with an “at risk” annual incentive bonus program more directly tied to overall Company performance.  However, even under this proposed structure, we still believe that there is little or no risk that this revised compensation program will incentivize any executive officer to take actions for his or her personal enhancement to the detriment or risk of the Company.

We have, from time to time, at the request and for the benefit of the Compensation Committee, retained independent third-party executive compensation consulting companies (which provide no other services to us) to provide general compensation expertise.  We have previously utilized these consulting firms for a comprehensive analysis of compensation for all executive, engineering, sales, marketing, general and administrative positions.  These consultants generally gather peer group information and provide the information to the Compensation Committee, which is then used for proper benchmarking of our compensation programs for executives and other employees.

In November 2010, the Compensation Committee engaged Towers Watson & Co. (“Towers Watson”) to assess the current compensation levels for our six top executives, and to conduct a competitive assessment of the compensation arrangements for our non-employee directors.  The preliminary report of Towers Watson was received by the Committee in the first quarter of 2011.

At the quarterly meeting of the Board of Directors held in March 2011, the Board considered a report and recommendations from the Compensation Committee following a review and assessment of the Towers Watson report.  Based on this report and the recommendations, the base salaries for our Named Officers were raised effective March 1, 2011, with the ultimate goal to adjust such officers’ base salaries over the next three years to levels approaching the “market median” of industry peers.  Such adjustment will also take into account the specific responsibilities of each such Named Officer within the Company as compared to industry peers.

In addition, the Board approved the Compensation Committee’s recommendation, effective beginning calendar year 2011, to institute a new “at risk” incentive program that replaces the historical discretionary bonus program.  Under this new program, bonuses for the Named Officers will be based on the Company achieving an annual budgeted goal of operating profit before “profit sharing” and income taxes, after bonus accrual.

At the recommendation of the Compensation Committee, the Board authorized Mr. Asbjornson, as the CEO, to provide further detailed recommendations on the incentive bonus plan and individual objectives within such plan with respect to each other Named Officer, and the CEO will, with the Compensation Committee’s approval, have the authority to adjust individual annual incentive awards for each other Named Officers based upon his evaluation of such officers’ annual objectives.

As a part of this recommendation and restructure, effective January 1, 2011, the Named Officers will no longer participate in our profit sharing plan.

2010 Executive Compensation Program Elements

The following discussion, as well as the historical information contained in the tables below, are based upon our historical compensation plans as in effect in 2010 and the prior reported years.

Base Salaries

Similar to most companies within the industry, our policy is to pay Named Officers’ base salaries in cash.  A significant portion of the executive compensation package is through base salaries.  Effective June 1, 2008, the Compensation Committee increased salaries for Named Officers by an aggregate of $33,126 resulting in the following individual base salaries:  Norman H. Asbjornson -- $296,417, Robert G. Fergus -- $162,258, Kathy I. Sheffield -- $162,264, David E. Knebel -- $163,155 and Scott M. Asbjornson -- $146,900 for the year ended December 31, 2009. Effective June 1, 2010, the Compensation Committee increased the salary for David E. Knebel to $171,313.  In approving these executives’ salary increases, the Committee took into account certain factors including, recommendations of the principal executive officer (except for himself), each executives’ individual experience and increased responsibilities and improved performance for the Company

Annual Bonuses

In 2010 and prior years, our policy has been to pay any discretionary annual bonuses to Named Officers in cash.  Annual discretionary bonuses provided to the Named Officers have been largely based on the recommendation of the principal executive officer.  Cash bonuses were declared and paid out in December 2010 for all Named Officers except for Norman H. Asbjornson, the principal executive officer.  Cash bonuses have not historically been a significant portion of the executive compensation package.  The annual discretionary bonus is reported in the “Bonus” column of the “Summary Compensation Table” for each Named Officer.

In accordance with our profit sharing plan under which 10% of pre-tax profit at each subsidiary is paid to all eligible employees on a quarterly basis, Named Officers receive their proportionate amount of the profit-sharing bonus in cash.  The profit-sharing bonus is solely based on our profit and divided among all qualified employees equally.  The profit sharing is reported in the “All Other Compensation” column of the “Summary Compensation Table” for each Named Officer if threshold reporting requirements were met (i.e. generally, if the total value of all perquisites and personal benefits received by the Named Officer not reported under any other column in the table exceed $10,000 in the aggregate).  As noted above, upon adoption of our new incentive bonus plan effective in 2011, our Named Officers will no longer participate in our profit sharing plan.

Perquisites

We provide some Named Officers with certain perquisites and personal benefits, including automobile related expenses.  We utilize certain tax advantages associated with perquisites and personal benefits as a way to provide additional annual compensation that supplements base salaries and bonus opportunities granted to Named Officers.  Perquisites are reported in the “All Other Compensation” column of the “Summary Compensation Table” for each Named Officer if applicable and if reporting threshold requirements were met.

Equity-Based Compensation

Our policy is that the Named Officers’ long-term compensation should be directly linked to enhancing profitability and value provided to our shareholders.  Accordingly, the Compensation Committee grants equity awards under our LTIP designed to link an increase in shareholder value to compensation. Such grants are largely based upon the recommendation of the principal executive officer (except as to himself) based on the Named Officers’ performance in the prior year and his or her expected future contribution to our performance.

Historically, the Company has not based executive officer equity compensation decisions on pre-established performance targets or other quantitative criteria, as many of the applicable operational and financial performance measures which affect Company profitability (and shareholder value) are contingent upon a combination of general economic factors and/or raw material prices, that are beyond the control of any individual.  However, positive overall Company performance (from both a financial as well as stock price basis) is a primary element associated with the grant of equity-based compensation to the executive officers as a group.  When determining the total value of compensation provided to our executive officers, our Compensation Committee, with the advice of our CEO, evaluated various aspects of individual and Company performance in light of general economic conditions, as well as comparison of the Company performance against similar competitors in the industry.  Performance elements considered may include cost containment initiatives, product and marketing development, risk management, successful completion of major capital projects including production line enhancements, individual performance of the executive officer and the performance of the executive’s department. These elements have not been specifically weighted in determining the amount of the equity incentive awards because the relative importance of each element may change from time to time and the responsibilities of each executive officer as they contribute to the achievement of any particular objective may vary.

Factors considered when determining any specific equity-based award include:

•	the responsibilities of the executive officer;

•	the period over which the executive officer has performed these responsibilities;

•	the scope, level of expertise and experience required for the executive officer’s position and the period during which the officer has performed these responsibilities;

•	the strategic impact of the officer’s position; and

•	the potential future contribution and demonstrated individual performance of the officer.

In addition, the Compensation Committee considers the cost of such equity awards,  the potential impact on dilution and the relative value in relation to the other components of the executive compensation program.

For financial statement purposes, stock option and restricted stock award grants are valued using the Black-Scholes Model in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) and are calculated as a part of the executive compensation package for the year based on the amount of requisite service period served.  The “grant date fair value” of the options as determined under generally accepted accounting principles is shown in the “Summary Compensation Table” below.  Non-qualified stock options and restricted stock awards for Named Officers and other key employees generally vest ratably over five years.  The Compensation Committee believes that these awards encourage Named Officers to continue to use their best professional skills and to retain Named Officers for longer terms.

Awards are granted to new key employees on their hire date. Other grant date determinations are made by the Compensation Committee, which are based upon the date the Committee met and proper communication was made to the Named Officer or key employee as defined in the definition of grant date by FASB ASC Topic 718.  Stock option exercise prices are equal to the value of AAON stock on the close of business on the determined grant date.  We have no program or practice to coordinate timing of grants with release of material, nonpublic information.

The aggregate amount of stock compensation expense as determined under FASB ASC Topic 718 for 2010, 2009 and 2008 with respect to outstanding options and restricted stock awards granted to the Named Officers is shown in the “Summary Compensation Table” below.  The grant date fair value of the options and restricted stock awards granted to the Named Officers in 2010, 2009 and 2008 as determined under FASB ASC Topic 718 for purposes of our financial statements is shown in the “Grants of Plan-Based Awards Table” below.  The “Grants of Plan-Based Awards Table” below provides additional detail regarding the options and restricted stock awards granted to Named Officers in 2010, 2009 and 2008, including the vesting and other terms that apply to the options and restricted stock awards.

Retirement Benefits - 401(k) Plan and Health Savings Account

We provide a 401(k) plan and a Roth 401(k) plan for all eligible employees.  We provide an employer match of 50% of the employee’s salary deferral up to the first 9% of the employee’s compensation.  Beginning in 2010 we began contributing a discretionary amount equal to 1.5% of each employee’s pre-tax earnings to the 401(k) plan, even if the employee chose to make no contribution of their own.  AAON’s contribution is in the form of cash and directs the investment to acquire shares of our common stock.  We believe that our added contribution in AAON stock encourages retention as well as increases value to the employee and shareholder as our performance increases.  We maintain a stock repurchase arrangement by which employee-participants in our 401(k) savings and investment plan are entitled to have shares of AAON stock in their accounts sold to us to provide diversification of their investments.  The amounts contributed by us to each Named Officer under the 401(k) savings and investment plan are based on actual contributions and the base salary of the employee, and are reported in the “All Other Compensation” column of the “Summary Compensation Table” for each Named Officer, if applicable, and if the threshold reporting requirements were met.  Our employees participate in a high-deductible heath savings plan wherein they open a Health Savings Account.  We provide a match of approximately 25% for employee contributions to their Health Savings Account.

Compensation Committee’s Report on Executive Compensation (1)

Among the duties imposed on our Compensation Committee under its charter, is the direct responsibility and authority to review and approve our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, to evaluate the performance of such officers in accordance with the policies and principles established by the Compensation Committee and to determine and approve, either as a Committee, or (as directed by the Board) with the other “independent” Board members (as defined by the NASDAQ listing standards), the compensation level of the Chief Executive Officer and the other executive officers.  In 2010, the Compensation Committee has been composed of the three non-employee directors named at the end of this report, each of whom is “independent” as defined by the NASDAQ listing standards.

March 9, 2011

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement.  Based upon this review and discussions, the AAON Compensation Committee recommended to its Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

Compensation Committee of the Board of Directors

A.H. McElroy II, Chairman
Jerry R. Levine
Joseph E. Cappy

(1)  SEC filings sometimes “incorporate information by reference.” This means we are referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading.  Unless we specifically state otherwise, this Compensation Committee Report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act of 1933, as amended, or the Securities Exchange act of 1934, as amended.

Compensation Committee’s Interlocks and Insider Participation

Messrs. McElroy and Levine were members of the Compensation Committee during all of 2010.  Mr. Cappy was appointed to the committee following his appointment to the Board in May 2010.  No member of the Compensation Committee is or has been a former or current Named Officer of AAON or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our Named Officers identified herein served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity.

Compensation of Named Officers

The “Summary Compensation Table” set forth below should be read in connection with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards Table”, and the description of the material terms of the nonqualified options and restricted stock awards granted in 2010, 2009 and 2008 that follows it, provide information regarding the long-term equity incentives awarded to Named Officers in 2010, 2009 and 2008 that are also reported in the “Summary Compensation Table”. The “Outstanding Equity Awards at Fiscal Year End Table” and “Option Exercises and Stock Vesting Table” provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards.

We did not have any pension plans, non-qualified deferred compensation plans or severance, retirement, termination, written or unwritten constructive termination or change in control arrangements for any of our Named Officers for the year ended December 31, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards(1) ($)	Option Awards (1) ($)	All Other Compensation ($)	Total ($)*

Norman H. Asbjornson
President and Board Chairman	2010	296,417	-	23,352	-	50,027(2)	369,796
	2009	296,417	-	20,706	-	41,994(2)	359,117
	2008	291,667	-	20,399	-	49,684(2)	361,750

Robert G. Fergus
Vice President	2010	162,258	6,500	-	-	12,452(3)	181,210
	2009	162,258	6,500	-	-	13,118(3)	181,876
	2008	159,658	21,000	-	-	13,525(3)	194,183

Kathy I. Sheffield
Vice President/Treasurer	2010	162,264	10,000	-	99,400	13,309(4)	284,973
	2009	162,264	10,000	-	31,800	16,422(4)	220,486
	2008	159,661	24,000	-	21,330	15,281(4)	220,272

David E. Knebel
Vice President, Sales and Technology	2010	167,914	10,000	-	99,400	12,299(5)	289,613
	2009	163,155	10,000	-	31,800	11,824(5)	216,779
	2008	159,307	24,000	-	86,530	12,698(5)	282,535

Scott M. Asbjornson
President	2010	146,900	15,429	-	99,400	15,790(6)	277,519
AAON Coil Products, Inc.	2009	146,900	17,818	-	31,800	12,079(6)	208,597
	2008	146,900	36,831	-	21,330	9,523(6)	214,584
______________________
(1)   See discussion of assumptions made in valuing these awards in the notes to our financial statements.  The values reflect grant date fair value of awards.  Compensation costs are recognized for option and restricted stock awards over their requisite service period.

(2)   Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma; (ii) contributions to our 401(k) plan by AAON in the amount of $7,225, $5,663 and $5,663 in 2010, 2009 and 2008, respectively; (iii) director fees in the amount of $19,800, $19,350 and $19,800 in 2010, 2009 and 2008, respectively; (iv) payment of personal car lease in the amount of $18,738, $11,750 and $18,343 in 2010, 2009 and 2008, respectively; and (v) matching contributions to a Health Savings Account in the amount of $999, $540 and $540 in 2010, 2009 and 2008, respectively.

(3)   Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma; (ii) contributions to our 401(k) plan by AAON in the amount of $8,084, $6,885 and $6,885 in 2010, 2009 and 2008, respectively; and (iii) matching contributions to a Health Savings Account in the amount of $1,103, $540 and $540 in 2010, 2009 and 2008, respectively.

(4)   Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma; (ii) contributions to our 401(k) plan by AAON in the amount of $8,136, $7,596 and $7,596 in 2010, 2009 and 2008, respectively;  (iii) matching contributions to a Health Savings Account in the amount of $999, $540 and $540 in 2010, 2009 and 2008, respectively; and (iv) executive medical insurance in the amount of $909 as of December 31, 2010.

(5)   Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON-Oklahoma; (ii) contributions to our 401(k) plan by AAON in the amount of $8,196, $6,446 and $6,446 in 2010, 2009 and 2008, respectively; and (iii) matching contributions to a Health Savings Account in the amount of $838, $913 and $913 in 2010, 2009 and 2008 respectively.

(6)   Consists of (i) a per capita share, the same as all other eligible employees, of 10% of the pre-tax profit of AAON Coil Products; (ii) contributions to our 401(k) plan by AAON in the amount of $9,717, $7,611 and $7,611 in 2010, 2009 and 2008, respectively; and (iii) matching contributions to a Health Savings Account in the amount of $1,464, $666 and $527 in 2010, 2009 and 2008 respectively.

We award stock incentives to key employees and the Named Officers either on the initial date of employment or due to performance incentives throughout the year.  The 2010, 2009 and 2008 grants to Named Officers are reported in the table below.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock/Option Awards

Norman H. Asbjornson	5/25/10	1,050			23,352(1)
	5/19/09	1,050			20,706(2)
	5/20/08	1,050			20,339(3)

Kathy I. Sheffield	5/25/10		10,000	23.27	99,400(4)
	3/9/09		5,000	15.31	31,800(5)
	3/10/08		3,000	16.96	21,330(6)

David E. Knebel	5/25/10		10,000	23.27	99,400(4)
	3/9/09		5,000	15.31	31,800(5)
	10/17/08		10,000	15.35	65,200(7)
	3/10/08		3,000	16.96	21,330(6)

Scott M. Asbjornson	5/25/10		10,000	23.27	99,400(4)
	3/9/09		5,000	15.31	31,800(5)
	3/10/08		3,000	16.96	21,330(6)
____________________________
(1) The fair value of these shares is $22.24 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(2) The fair value of these shares is $19.72 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(3) The fair value of these shares is $19.37 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(4) The fair value of these shares is $9.94 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(5) The fair value of these shares is $6.36 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(6) The fair value of these shares is $7.11 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

(7) The fair value of these shares is $6.52 per share based on the Black-Scholes pricing model. See discussion of assumptions made in valuing these awards in the notes to our financial statements.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

A discussion of 2010 salaries, bonuses and long-term incentive awards is included in “Executive Compensation.”

Named Officers are not separately entitled to receive dividend equivalent rights with respect to each stock option, however dividends are paid for restricted stock awards (retroactively upon vesting).  Each nonqualified stock option award described in the “Grants of Plan-Based Awards Table” above expires on the tenth anniversary of its associated grant date and vests in equal installments over the course of three years for Board members and five years for executives.  Norman H. Asbjornson’s awards vest over a three-year period due to his capacity as a director.

The following table presents information regarding outstanding equity awards as of December 31, 2010.  All share numbers and prices have been adjusted to reflect stock splits.

Outstanding Equity Awards at Fiscal Year End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Grant Date	Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value of Shares of Stock That Have Not Vested ($)

Norman H. Asbjornson	3,000		13.60	5/25/04	5/25/14
	3,000		12.00	5/24/05	5/24/15
	3,000		15.55	5/31/06	5/31/16
				8/22/07	N/A	800(1)	22,568
				5/20/08	N/A	350(2)	9,874
				5/19/09	N/A	700(3)	19,747
				5/25/10	N/A	1,050(4)	29,621

Robert G. Fergus				7/12/07	N/A	600(5)	16,926

Kathy I. Sheffield	15,000		9.68	2/21/03	2/21/13
	7,500		10.82	4/6/05	4/6/15
	12,000	3,000	18.43	5/8/06	5/8/16
	1,200	1,800	16.96	3/10/08	3/10/18
	1,000	4,000	15.31	3/9/09	3/9/19
		10,000	23.27	5/25/10	5/25/20
				7/12/07	N/A	600(5)	16,926

David E. Knebel	20,000		9.68	2/21/03	2/21/13
	7,500		10.82	4/6/05	4/6/15
	12,000	3,000	18.43	5/8/06	5/8/16
	1,200	1,800	16.96	3/10/08	3/10/18
	4,000	6,000	15.35	10/17/08	10/17/18
	1,000	4,000	15.31	3/9/09	3/9/19
		10,000	23.27	5/25/10	5/25/20
				7/12/07	N/A	600(5)	16,926

Scott M. Asbjornson	3,000		10.82	4/6/05	4/6/15
	12,000	3,000	18.43	5/8/06	5/8/16
	1,200	1,800	16.96	3/10/08	3/10/18
	1,000	4,000	15.31	3/9/09	3/9/19
		10,000	23.27	5/25/10	5/25/20
				7/12/07	N/A	600(5)	16,926

(1) The restricted stock awards vest ratably over 5 years and will be fully vested in August 2012.
(2) The restricted stock awards vest ratably over 3 years and will be vested in May 2011.
(3) The restricted stock awards vest ratably over 3 years and will be vested in May 2012.
(4) The restricted stock awards vest ratably over 3 years and will be fully vested in May 2013.
(5) The restricted stock awards vest ratably over 5 years and will be fully vested in July 2012.

The following table presents information regarding the exercise of stock options by Named Officers during 2010.  All shares and prices have been adjusted to reflect stock splits.

Option Exercises and Stock Vesting
Name	Option Awards
	Number of Shares Exercised (#)	Valued Realized on Exercise ($)

Norman H. Asbjornson	-	-

Robert G. Fergus	-	-

Kathy I. Sheffield	16,875	322,144

David E. Knebel	12,500	217,800

Scott M. Asbjornson	-	-

The following table sets forth information concerning our equity compensation plans as of December 31, 2010.  All shares and prices have been adjusted to reflect stock splits.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	419,500	16.25	604,838

Equity compensation plans not approved by security holders (2)	--	--	--

Total	419,500	16.25	604,838
________________
(1)	Consists of shares covered by the AAON 1992 Stock Option Plan, as amended, and the 2007 LTIP.
(2)	We do not maintain any equity compensation plans that have not been approved by the stockholders.

Director Compensation

In 2010 our directors were paid quarterly fees of $3,750 and attendance fees of $1,200 if present in person at Board meetings or $750 if participating by conference telephone call.  Directors were paid attendance fees of $1,000 per meeting for service on our Audit Committee and $750 per meeting for service on the Compensation Committee and the Governance Committee (up to a maximum of five meetings per committee per year) and the Chairman of the Audit Committee is paid an additional fee of $1,750 per quarter and the Chairman of the Compensation Committee and the Chairman of the Governance Committee were paid an additional fee of $750 per quarter. Prior to the adoption of our LTIP in 2007, each director was granted 2,000 shares of non-qualified stock options each year.  In 2007, following the adoption of our LTIP, we adopted a policy of annually granting each of our directors 700 shares of restricted stock (1,050 shares following our 3 for 2 stock split in August 2007).  We made our annual grants of restricted stock awards in May 2010, at which time Messrs. Asbjornson, Johnson, Short, Lackey, McElroy, Levine and Cappy received restricted stock awards for 1,050 shares of stock, which vest ratably over three years.  In addition (in accordance with our policy at the time a director joins the Board), in May, 2010, Mr. Cappy also received a restricted stock award for 7,500 shares of stock which vest ratably over three years.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards(1) ($)	Stock Options ($)	All Other Comp. ($)	Total ($)

John B. Johnson, Jr.	19,800	23,352(2)		-	43,152

Jack E. Short	30,800	23,352(3)		-	54,152

Paul K. Lackey, Jr.	28,105	23,352(4)		-	51,457

A.H. McElroy II	26,105	23,352(4)		-	49,457

Jerry R. Levine	25,050	23,352(5)	52,800(5)	-	101,202

Joseph E. Cappy	17,125	190,152(6)		-	207,277
_______________________
(1) The values reflect grant date fair value of awards at $22.24 per share granted on May 25, 2010.  Compensation costs are recognized over the requisite service period.  See also, the discussion of assumptions made in valuing these awards in the notes to the Company’s financial statements.  All shares and prices were adjusted for stock splits.

(2) As of December 31, 2010, 9,000 shares underlying non-qualified options were outstanding, and 2,100 shares associated with restricted stock awards were outstanding.

(3) As of December 31, 2010, 3,000 shares underlying non-qualified options were outstanding, and 2,100 shares associated with restricted stock awards were outstanding.

(4) As of December 31, 2010, 2,100 shares associated with restricted stock awards were outstanding.  Non-qualified options have not been granted during his term as a Board member.

(5) As of December 31, 2010, 7,400 shares underlying non-qualified options received in connection with services rendered as a consultant to the Company were outstanding and 4,600 shares associated with restricted stock awards were outstanding.  Mr. Levine received non-qualified options for 5,000 shares in connection with services rendered as a consultant to the Company on August 9, 2010.  The value reflects a grant date fair value at $10.56 per share.

(6) As of December 31, 2010, 8,550 shares associated with restricted stock awards were outstanding.  Non-qualified options have not been granted during his term as a Board member.

As part of the recommendations of the Compensation Committee adopted at the March 2011 meeting of the Board of Directors discussed above, effective April 1, 2011 the compensation paid to our directors will also be targeted to a “market median” of compensation paid to directors of similarly situated companies, based upon the report of Towers Watson.  The quarterly retainer fee will be increased from $3,750 to $5,000.  The annual fees for attending each Board meeting will increase from $1,200 to $1,500, the fees for attending each Audit Committee meeting will increase from $1,000 to $1,250 (with the fees to the chair increasing from $1,750 to $2,250), and the fees for attending each Compensation Committee meeting and each Governance Committee meeting will increase from $750 to $1,000 (with the respective fees to the chair of each committee increasing from $750 to $1,250).  Finally, the annual grant of restricted stock awards will be increased from 1,050 shares to 1,500 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 4 furnished to us during our most recent fiscal year, we know of no director, officer or beneficial owner of more than ten percent of our Common Stock who failed to file on a timely basis reports of beneficial ownership of our Common Stock as required by Section 16(a) of the Securities Exchange Act of 1934.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Grant Thornton LLP (“GT”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  Representatives of GT are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

Fees and Independence

Our Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor.  The following services were authorized by the Audit Committee.

Audit Fees.  GT billed us an aggregate of $368,125 and $364,500 for professional services rendered for the audits of our financial statements for the years ended December 31, 2010 and 2009, respectively, and reviews of the related quarterly financial statements.

All Other Fees.  No other fees were billed by GT to us during 2010 or 2009.

The Audit Committee of the Board of Directors has determined that the provision of services by GT described above is compatible with maintaining GT’s independence as our registered public accounting firm.

PROPOSAL 2:
ADVISORY VOTE ON AAON’S EXECUTIVE COMPENSATION PROGRAM

Our Board of Directors proposes that stockholders provide advisory (non-binding) approval of the compensation of our executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal).  We recognize the interest our stockholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive officer compensation program is designed to attract, motivate, award and retain our executive officers, who are critical to our success, and align the interests of such persons with those of our stockholders.  We believe our executive officer compensation programs also are structured appropriately to support our Company and business objectives, as well as to support our culture.  The Compensation Committee regularly reviews the compensation programs for our executive officers to ensure the fulfillment of our compensation philosophy and goals.

We urge you to read the “Compensation Discussion and Analysis,” and the named executive officer compensation tables contained in this proxy statement for additional details about our named executive officer compensation program, including information about the earned compensation of our Named Officers in fiscal 2010.

We are asking our stockholders to indicate their support for our Named Officers’ compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board.  We value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our Named Officers, as disclosed in this proxy statement pursuant to the rules of the SEC.

PROPOSAL 3:
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON AAON’S EXECUTIVE COMPENSATION PROGRAM

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 included above in this proxy statement.  By voting on this Proposal 3, stockholders may indicate whether they would prefer an advisory vote be held on named executive officer compensation once every one, two or three years.

After careful consideration, the Board recommends that future advisory votes on executive compensation occur every three years (triennially). We believe that this frequency is appropriate for a number of reasons, including:

•	our compensation programs have not historically changed significantly from year to year;

•
we believe our compensation program for Named Officers does not contain any significant risks that might be of concern to our stockholders, as confirmed by a review performed by the Compensation Committee together with management;

•	a longer frequency is consistent with long-term compensation objectives to reward and incentivize long-term performance; and

•
we believe that a triennial advisory vote on executive compensation reflects the appropriate time frame for our Compensation Committee and the Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate the Compensation Committee’s actions in context.  In this regard, the effects of the changes in compensation policies that have been approved by the Compensation Committee and the Board in March 2011, will take some time to become evident.  Because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in most cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

For the foregoing reasons, we encourage our stockholders to evaluate our executive compensation programs over a multi-year horizon and to review our Named Officers’ compensation over the past three fiscal years.

We view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs.  In addition, because they are designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs.  Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs (including the recently enacted changes) or other circumstances suggest that such a vote would be appropriate.

Stockholders are not voting to approve or disapprove the Board’s recommendation.  You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board.  Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a different basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The Board of Directors recommends that you vote to conduct future advisory votes on named executive officer compensation ONCE EVERY THREE YEARS.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Stockholder proposals intended to be presented at the 2012 Annual Meeting and to be included in our Proxy Statement must be received at the our executive offices, 2425 South Yukon, Tulsa, Oklahoma 74107, no later than November 29, 2011.

However, a stockholder who otherwise intends to present business at the 2012 Annual Meeting of stockholders, including nominations of persons to our Board of Directors, must also comply with the requirements set forth in our Bylaws.  The Bylaws state, among other things, that to bring business before an annual meeting or to nominate a person for our Board of Directors, a stockholder must give written notice that complies with the Bylaws to the Secretary of AAON not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding Annual Meeting.  Thus, a notice of a stockholder proposal or nomination for the 2012 Annual Meeting of stockholders, submitted other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), will be untimely if given before February 15, 2012, or after March 17, 2012.  As to any such proposals, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed between February 15, 2012 and March 17, 2012.  Even if proper notice is received on a timely basis, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter to the extent permitted under Rule 14a-4(c)(2) of the Exchange Act.

OTHER MATTERS

Management knows of no business which will be presented at the 2011 Annual Meeting other than (i) to elect two directors for the ensuing year; (ii) the advisory vote on our executive compensation program; and (iii) the advisory vote on the frequency of an advisory vote on our executive compensation program.

The cost of preparing, assembling and providing all proxy solicitation materials will be paid by us.  We will, upon request, reimburse brokers for the costs incurred by them in forwarding solicitation materials to such of their customers as are the beneficial holders of our Common Stock registered in the names of such brokers.

By Order of the Board of Directors

Norman H. Asbjornson
President/CEO

March 30, 2011

VOTE BY INTERNET – [In accordance with the included voting instructions.]
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Central Daylight Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – [In accordance with the included voting instructions.]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Daylight Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Voting Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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AAON, Inc.	PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
2425 South Yukon
Tulsa, Oklahoma 74107
The undersigned stockholder of AAON, Inc., a Nevada corporation, hereby constitutes and appoints John B. Johnson, Jr., and Norman H. Asbjornson, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all shares of stock of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held at 2440 South Yukon Avenue, Tulsa, Oklahoma, on Tuesday, May 17, 2011, at 10:00 A.M. (Local Time), and at any adjournment thereof, with all powers that the undersigned would possess if personally present, hereby revoking all previous proxies.

1.	Election of Directors:

FOR Jack E. Short for a term ending in 2014	[ ]	WITHHOLD AUTHORITY to vote for Jack E. Short	[ ]

FOR Jerry R. Levine for a term ending in 2014	[ ]	WITHHOLD AUTHORITY to vote for Jerry R. Levine	[ ]

2.	To approve an advisory resolution regarding compensation of AAON’s named executive officers:

FOR THE RESOLUTION	[ ]	AGAINST THE RESOLUTION	[ ]	ABSTAIN	[ ]

3.	To approve an advisory vote on the frequency at which AAON should seek an advisory vote regarding the compensation of AAON’s named executive officers:

THREE YEARS	[ ]	TWO YEARS	[ ]	ONE YEAR	[ ]	ABSTAIN	[ ]

4.	In their discretion, upon any other matters as may properly come before the meeting.

(over)

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This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this proxy will be voted (i) FOR both of management's nominees for directors, (ii) FOR approval of the advisory resolution regarding compensation of named executive officers and (iii) for an advisory vote regarding the compensation of AAON’s named executive officers every three years.

The undersigned hereby acknowledge(s) receipt of the Notice of the aforesaid Annual Meeting and the Proxy Statement accompanying the same, both dated March 30, 2011.

Dated:   __________________________________________, 2011

(To vote by mail, please sign exactly as your name appears at left. When shares are held in the names of two or more persons, all should sign individually. Executors, administrators, trustees, etc., should so indicate when signing. When shares are held in the name of a corporation, the name of the corporation should be written first and then an authorized officer should sign on behalf of the corporation, showing the office held.)

IF VOTING BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THISPROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(over)

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